UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

____________________________________

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2003

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SUN POWER CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-27853	86-0913555
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

414 Viewcrest Road
Kelowna, BC, Canada	V1W 4J8
(Address of Principal Executive Office)	(Zip Code)

                             (800) 537-4099

(Registrant's Executive Office Telephone Number)

ITEM 5. OTHER EVENTS

On October 15, 2003 the Registrant issued a press release announcing that the President of its Mexican subsidiary, Recursos Minerales Cardenal, S. de R.L. de C.V., has been advised that the option to purchase the La Verde Silver Mine has expired. The Registrant is reviewing its options in this matter, including the presentation of an alternative offer to the mine owners as well as alternative resource property acquisitions. A copy of the press release is attached hereto as Exhibit 99.

EXHIBITS

99 Press Release dated October 15, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUN POWER CORPORATION

By:/s/ Roland Vetter

Roland Vetter, President

Date: October 15, 2003